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                                                                EXHIBIT 99.1

[TMP LOGO]


FOR IMMEDIATE RELEASE

                    Contacts:           Christian Harper
                                        Weber Shandwick
                                        (212) 445-8135
                                        charper@webershandwick.com
                                        --------------------------

                                        David Rosa
                                        TMP Worldwide
                                        (212) 351-7067
                                        david.rosa@tmp.com
                                        ------------------


        TMP WORLDWIDE PROCEEDS WITH SPIN-OFF OF ERESOURCING AND EXECUTIVE
         SEARCH - SEC DECLARES HUDSON HIGHLAND FORM 10 EFFECTIVE TODAY

                     SPIN-OFF EFFECTIVE DATE MARCH 31, 2003

       BOARD OF DIRECTORS SET RECORD DATE AND APPROVED STOCK DISTRIBUTION
          RATIO FOR PLANNED COMPANY NAMED HUDSON HIGHLAND GROUP, INC.

                DISTRIBUTION QUALIFIES AS TAX-FREE UNDER IRC 355

NEW YORK, MARCH 17, 2003 - TMP Worldwide Inc. (NASDAQ: TMPW), the world's leading supplier of human capital solutions, including the pre-eminent Internet career portal Monster(R), today announced that the Securities and Exchange Commission has declared the Hudson Highland Form 10 Registration Statement effective. Accordingly, TMP will spin-off its eResourcing and Executive Search units effective March 31, 2003. As previously announced, the newly formed staffing and search enterprise will operate as a separate company known as Hudson Highland Group, Inc.

         TMP Worldwide also announced on Friday March 14, 2003, that its Board of Directors approved a pro rata distribution to TMP stockholders of 100% of the approximately 8.5 million outstanding shares of common stock of Hudson Highland Group, Inc. Each TMP stockholder of record as of the close of business on March 14, 2003, is entitled to receive one Hudson Highland Group share for every 13-1/3 shares of TMP common stock held on that date, provided that through March 31, 2003, shares of TMP common stock will trade with due bills entitling the holder of TMP common stock on March 31, 2003 to the dividend of Hudson Highland Group common stock. TMP Worldwide has received an Internal Revenue Service ruling to the effect


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that the distribution will be tax-free to TMP stockholders under Section 355 of the Internal Revenue Code. The Company stated the spin-off will be completed and the distribution is to take place on March 31, 2003. Immediately after the spin-off is completed, TMP will not own any shares of Hudson Highland Group common stock, making it an independent public company. Hudson Highland Group common shares will trade on the Nasdaq National Market under the symbol "HHGP" following completion of the distribution.

         The "ex-distribution" trading in shares of TMP common stock is expected to commence on April 1, 2003, promptly after the March 31, 2003 distribution. Through March 31, 2003, shares of TMP common stock will therefore trade with due bills entitling the holder of TMP common stock on March 31, 2003 to the dividend of Hudson Highland Group common stock. "When issued" trading in shares of Hudson Highland Group common stock is eligible to commence as early as today. The foregoing corrects information provided in TMP's release of March 14, 2003.

         "We remain convinced that this spin-off is in the best interests of TMP stockholders as we expect to unlock the true value of Monster, and position this new staffing and search enterprise to compete more effectively in the industry," said Andrew J. McKelvey, Chairman and CEO of TMP Worldwide. "Establishing the staffing and search businesses as a separate company will enable TMP's remaining business units to leverage the synergies that exist between them, as well as open up new business opportunities for Monster within the staffing industry. We're confident that this move will serve to enhance each company's growth opportunities and prospects."

         Hudson Highland Group will focus on its core strengths of delivering value to its customer base through traditional executive search, staffing and talent assessment solutions. The combination of these units in a single company will define a new breed of staffing and search enterprise - one that is able to deliver a full spectrum of recruitment, staffing and HR consulting services.

         As previously announced, under the new Hudson Highland Group parent company, the former eResourcing unit will assume two transitional names:
TMP/Hudson Global Resources, for the staffing side of its business, and TMP/Hudson Human Resource Consulting, for the consulting side. The former Executive Search unit also will assume a transitional name as TMP/Highland Partners. Plans call for all uses of "TMP" within Hudson Highland Group to begin being phased out by April 2005. TMP Worldwide will remain a stand-alone corporate entity comprised of Monster, Advertising & Communications and Directional Marketing.

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ABOUT TMP WORLDWIDE

Founded in 1967, TMP Worldwide Inc., with more than 8,500 employees in 32 countries, is the online recruitment leader, the world's largest Recruitment Advertising agency network, and one of the world's largest Executive Search & Executive Selection agencies. TMP Worldwide, headquartered in New York, is also the parent company of Monster, the leading global careers website, the world's largest Yellow Pages advertising agency and a provider of direct marketing services. The Company's clients include more than 90 of the Fortune 100 and more than 490 of the Fortune 500 companies. TMP Worldwide is a member of the S&P 500 Index. More information about TMP Worldwide is available at www.tmp.com.

ABOUT MONSTER

Monster, headquartered in Maynard, Mass., is the leading global careers website, recording over 55.8 million unique visits during the month of January 2003 according to independent research conducted by I/PRO. Monster connects the most progressive companies with the most qualified career-minded individuals, offering innovative technology and superior services that give them more control over the recruiting process. The Monster global network consists of local content and language sites in the United States, United Kingdom, Australia, Canada, the Netherlands, Belgium, New Zealand, Singapore, Hong Kong, France, Scotland, Germany, Ireland, Spain, Luxembourg, India, Italy, Sweden, Norway, Denmark, Switzerland, and Finland. Monster is the official online career management services sponsor of the 2002 Olympic Winter Games and 2002 and 2004 U.S. Olympic Teams. More information about Monster is available at WWW.MONSTER.COM or by calling 1-800-MONSTER.

Special Note: Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding the company's strategic direction, prospects and future results. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward- looking statements, including economic and other conditions in the markets in which we operate, risks associated with acquisitions, competition, seasonality and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.


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